Exhibit 10.9

PACE PLC

RULES OF

THE PACE SHARESAVE PLAN

This Plan has been notified to HM Revenue & Customs as a Schedule 3 SAYE option scheme

Originally approved by shareholders: 6 September 2005

Approved by HMRC: 9 November 2005

Approval renewed and amendments adopted by shareholders: 24 April 2014

Amended by the Directors (under power delegated to

the General Counsel and Company Secretary): 7 April 2015

RULES OF THE PACE SHARESAVE PLAN

CONTENTS

Part A:	Interpretation and Administration	Rules 1 and 2

Part B:	Issue of Invitations and Grant of Options	Rules 3 – 13

Part C:	Exercise of Options	Rules 14 and 15

Part D:	Corporate Transactions	Rules 16 – 19

Part E:	Amendments	Rules 20 and 21

Part F:	Miscellaneous	Rules 22 – 26

CONTENTS

Rule		Page
1	DEFINITIONS AND INTERPRETATION	1
2	PURPOSE AND ADMINISTRATION	5
3	ELIGIBILITY	6
4	TIMING OF INVITATIONS	6
5	INVITATIONS	6
6	THE EXERCISE PRICE	7
7	APPLICATIONS FOR OPTIONS	7
8	ACCEPTANCE AND SCALING-DOWN OF APPLICATIONS	8
9	INDIVIDUAL LIMIT ON PARTICIPATION	9
10	GRANT OF OPTIONS	9
11	RELATIONSHIP WITH CONTRACT OF EMPLOYMENT	10
12	NON-TRANSFERABILITY OF OPTIONS	11
13	COMPANY LIMITS ON SUBSCRIPTION FOR NEW SHARES	11
14	EXERCISE OF OPTIONS	12
15	MANNER OF EXERCISE OF OPTIONS	14
16	RECONSTRUCTION	16
17	WINDING-UP	16
18	CHANGE OF CONTROL	17
19	OPTION ROLLOVER	18
20	VARIATION OF SHARE CAPITAL	21
21	ALTERATION OF THE PLAN	21
22	SERVICE OF DOCUMENTS	23
23	DATA PROTECTION	23
24	OBLIGATION TO ENSURE SUFFICIENT AUTHORISED SHARES	24
25	JURISDICTION	24
26	THIRD PARTY RIGHTS	24

RULES OF THE PACE SHARESAVE PLAN

This Plan is an employees’ share plan originally approved by shareholders of the Company by ordinary resolution passed on 6 September 2005 and renewed on 24 April 2014.

PART A: INTERPRETATION AND ADMINISTRATION

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Plan, the following words and expressions shall have the meanings given below:-

“3 year Option” an Option linked to a 3 year Savings Contract

“5 year Option” an Option linked to a 5 year Savings Contract

“Acquisition Cost” in relation to the exercise of an Option, an amount equal to the product of:-

(a)	the maximum number of Shares in respect of which that Option could then be exercised (or such lesser number as is specified in the notice of exercise); and

(b)	the Exercise Price of such Shares

“Announcement” the preliminary announcement to the London Stock Exchange of the results of the Company for any period

“Applicant” a person who, in response to an Invitation, submits an Application

“Application” an application for the grant of an Option made in accordance with Rule 7

“Application Date” in relation to any Invitation, such date (being not less than 14 nor more than 21 days after the Invitation Date) as shall be determined by the Directors to be the last day on which an Application may be submitted

“Associated Company” any company which, in relation to the Company, is an associated company as that term is defined in paragraph 47 of Schedule 3

“Bonus Date”

(a)	the repayment date for a Savings Contract in relation to a 3-year Option; or

(b)	the repayment date for a Savings Contract in relation to a 5-year Option;

“Companies Act” the Companies Act 2006

“Company” Pace plc

“Control” has the meaning given in section 719 of ITEPA

“Daily Official List” the Daily Official List of the London Stock Exchange

“Date of Grant” in relation to any Option the date on which such Option is granted

“Dealing Day” a day on which the London Stock Exchange is open for business

“Directors” the board of directors of the Company or a duly constituted committee of the directors

“Eligible Employee”

(a)	at the Date of Grant of an Option, any Employee or Full-time Director:-

(i)	who is employed by a Participating Company;

(ii)	who has been continuously employed by one or more Participating Companies for a period of not less than one month preceding the Invitation Date (or for such other period of not more than 5 years preceding the Date of Grant as the Directors may determine from time to time); and

(iii)	whose earnings in respect of such office of employment are (or would be if there were any) general earnings to which section 15 of ITEPA applies (earnings for a year when employee is resident in the UK); or

(b)	any Employee or director of any Participating Company who is nominated by the Directors as an Eligible Employee for the purposes of this Plan provided that no person shall be eligible to participate in this Plan if he is precluded by virtue of paragraph 10 of Schedule 31

“Employee” an employee of any Participating Company

“Employees’ Savings Contract” the Savings Contract entered into by an Eligible Employee or an Optionholder in connection with the grant to him of an Option (and any reference to “his Savings Contract” shall be construed accordingly)

“Exercise Price” in relation to an Option, the price per Share payable upon the exercise of such Option (rounded up, where appropriate)

“FCA” the Financial Conduct Authority in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000, or its successors from time to time

“Full-time Director” a director of any Participating Company who is required to work at least 25 hours per week (excluding meal breaks), disregarding holiday entitlement

“Group” the Company and any company which is for the time being a Subsidiary

“HMRC” Her Majesty’s Revenue & Customs

“Invitation” an invitation to apply for an Option issued in accordance with Rule 5

“Invitation Date” the date on which an Invitation is issued in accordance with Rule 5

“ITEPA” the Income Tax (Earnings and Pensions) Act 2003

[1]	Before 17 July 2013, employees and directors with a “material interest” in a close company were also prohibited from participating.

“Jointly-Owned Company” has the meaning given in paragraph 46 (5) of Schedule 3

“Key Feature” a provision of this Plan which is necessary in order for the requirements of Parts 2 to 7 of Schedule 3 to be met in relation to this Plan

“London Stock Exchange” London Stock Exchange plc

“Market Value”

(a)	if on the relevant date, Shares are admitted to the Official List, the middle market quotation of a Share as derived from the Daily Official List for the Dealing Day immediately preceding that date; or

(b)	if the Shares are not admitted to the Official List, the market value of a Share on the relevant date as determined in accordance with Part VIII of the TCGA and agreed in advance with HMRC Shares & Assets Valuation

PROVIDED THAT if any Share is subject to a Restriction the market value of such Share is to be determined as if it was not subject to the Restriction

“Model Code” the code adopted by the Company, which contains provisions similar in purpose and effect to the provisions of the Model Code on directors’ dealings in securities as set out in the Listing Rules issued by the FCA

“Official List” the Official List of the FCA

“Option” a right to acquire Shares granted in accordance with, and subject to, the rules of this Plan

“Option Certificate” a certificate evidencing the grant of an Option as mentioned in Rule 10.5

“Optionholder” a person who has been granted an Option or, if that person has died and where the context requires, his Personal Representatives

“Ordinary Share Capital” the issued ordinary share capital of the Company other than fixed-rate preference shares, including any Shares held in treasury

“Participating Company” the Company and any other company which is for the time being either:-

(a)	a Subsidiary; or

(b)	a Jointly Owned Company to which the Directors have resolved that this Plan shall extend for the time being

“Personal Data” the name, home address, telephone number, e-mail address, date of birth and National Insurance or other individual reference number of an Optionholder or other employee information, including details of all rights to acquire Shares or other securities granted to such Optionholder and of Shares or other securities issued or transferred to such Optionholder pursuant to this Plan and any other personal information which could identify the Optionholder and is necessary for the administration of this Plan

“Personal Representatives” the personal representatives of an Optionholder, being either:-

(a)	the executors of his will; or

(b)	if he dies intestate, the duly appointed administrator(s) of his estate who, in either case, have produced to the Company evidence of their appointment as such

“Plan” The Pace Sharesave Plan as set out in these rules as amended from time to time

“Related Company” a company which, in relation to the Company, is an “associated company” as that term is defined in paragraph 35(4) of Schedule 3

“Relevant Date” as is appropriate in the circumstances, either:-

(a)	the day on which a person obtains Control of the Company as a result of a compromise or arrangement sanctioned by the court as mentioned in Rule 16.1;

(b)	the day on which a person obtains Control of the Company as mentioned in Rule 18.1; or

(c)	the day on which a person who is entitled or bound to acquire shares in the Company as mentioned in Rule 18.3 obtains Control of the Company

“Relevant Savings Body” the Savings Body which is a party to an Employee’s Savings Contract

“Repayment Value” the aggregate amount of all the monthly savings contributions payable under an Employee’s Savings Contract, together with the amount of any bonus as would be due on the Bonus Date

“Restriction” has the same meaning as in paragraph 48(3) of Schedule 3

“Savings Body” the bank or building society operating an SAYE Scheme which is approved by the Directors for the purposes of this Plan

“Savings Contract” a savings contract entered into under an SAYE Scheme2

“SAYE Code” has the meaning given in section 516(3) of ITEPA

“SAYE Scheme” a certified SAYE savings arrangement within the meaning of section 703 of the Income Tax (Trading and Other Income) Act 2005

“Schedule 3” Schedule 3 to ITEPA

“Schedule 3 SAYE Option Scheme” a SAYE option scheme which is taken to be a Schedule 3 SAYE option scheme for the purposes of the SAYE Code as set out in paragraph A1 of Schedule 3

[2]	Seven year savings contracts were abolished with effect from 23 July 2013 (the revised prospectus date).

“Shares” fully-paid ordinary shares in the capital of the Company which satisfy the conditions set out in paragraphs 18 to 20 (inclusive) and 22 of Schedule 3 or, for the purposes of Rules 16.1.2(b), 18.1.2(b)(ii) and 18.3.2 means fully-paid ordinary shares in the capital of the Company which no longer comply with paragraphs 18-20 (inclusive) and 22 of Schedule 3 (or following a reconstruction, demerger or reorganisation of the Company or a change of Control in accordance with Rule 18, shares or other securities representing such shares)

“Subscription Option” a right to subscribe for Shares granted in accordance with, and subject to, the rules of this Plan

“Subsidiary” any company which is for the time being both a subsidiary (as defined in section 1159 of the Companies Act) of the Company and under the Control of the Company

“TCGA” the Taxation of Chargeable Gains Act 1992

“Trust” an employees’ share trust established by the Company for the benefit of employees of members of the Group

“Trustee” the trustee or trustees for the time being of a Trust

1.2	References to Shares in respect of which an Option subsists at any time are to be read and construed as references to the Shares over which the Option is then held (and in respect of which it has not then lapsed and ceased to be exercisable).

1.3	Words and expressions used in this Plan and in the ancillary documents which are not defined in Rule 1 have the meanings they bear for the purposes of the SAYE Code.

1.4	Any reference to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted and shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.5	Any reference to the exercise of an Option includes a reference to the exercise of an Option in respect of a lesser number of Shares than the maximum permitted under Rule 15.1.

1.6	Words denoting the masculine gender shall include the feminine.

1.7	Words denoting the singular shall include the plural and vice versa.

1.8	References to rules are to the rules of this Plan and no account shall be taken of the rule headings which are for ease of reference only.

2.	PURPOSE AND ADMINISTRATION

2.1	This Plan shall provide, in accordance with Schedule 3, benefits for employees and directors of Participating Companies in the form of share options and shall not provide benefits to such employees and directors otherwise than in accordance with Schedule 3.

2.2	The Directors may from time to time make and vary such rules and regulations which are consistent with these rules and establish such procedures for the administration and implementation of this Plan as they think fit.

2.3	If any question, dispute or disagreement arises as to the interpretation of this Plan or of any rules, regulations or procedures relating to it or as to any question or right arising from or related to this Plan, the decision of the Directors shall be final and binding upon all persons.

2.4	The Company shall bear the costs of the administration and implementation of this Plan.

PART B: ISSUE OF INVITATIONS AND GRANT OF OPTIONS

3.	ELIGIBILITY

The Directors may, at their discretion issue (or procure the issue of) Invitations to apply for Options to all persons who are, or at the intended Date of Grant may be, Eligible Employees.

4.	TIMING OF INVITATIONS

4.1	Invitations may be issued:-

4.1.1	during the period of 42 days following the date on which this Plan is approved (including any renewal of shareholder approval) by the shareholders;

4.1.2	during the period of 42 days beginning with the second Dealing Day following an Announcement; and

4.1.3	at any other time if, in the opinion of the Directors, the circumstances are exceptional.

4.2	If the Company is restricted by statute, order or regulation (including any regulation, order or requirement imposed on the Company by the London Stock Exchange, the FCA or any other regulatory authority) from issuing Invitations within any period as mentioned in Rule 4.1, Invitations may be issued at any time during the period of 42 days beginning with the date on which such restriction is removed.

5.	INVITATIONS

5.1	Invitations shall be in writing or in electronic form and may be in the form of notices, advertisements, circulars or otherwise for the general attention of Employees and to which Employees’ attention is drawn by notices issued with pay and salary advice slips.

5.2	An Invitation may not be issued by e-mail to any person unless that person is known by his employer company to have personal access during his normal business hours to information sent by e-mail.

5.3	Each Invitation shall:-

5.3.1	be in the same terms as all other Invitations issued on the same occasion;

5.3.2	invite the recipient to apply for one or more (as the Directors shall specify) 3 year Option and/or 5 year Option;

5.3.3	specify the form and manner in which the recipient may apply for an Option and the Application Date;

5.3.4	identify the Savings Body;

5.3.5	state the minimum amount of monthly savings contribution which may be made under a Savings Contract, which shall not be less than £5 (or any other minimum amount specified in the HM Treasury specifications for certified savings arrangements in force at the relevant time) nor more than £10 (or any other amount specified in paragraph 25(3)(b) of Schedule 3 at the relevant time) or, if the Directors so determine, such other minimum amount as is permitted under the terms of the relevant Savings Contract);

5.3.6	state the maximum amount of monthly savings contribution which may be made by an Optionholder (being such sum as is mentioned in Rule 9.2); and

5.3.7	if the Directors so determine, include a statement that if it becomes necessary to scale-back Applications pursuant to Rule 8, scaling-back shall, in the first instance, apply to every Application for a monthly savings contribution greater than an amount that the Directors shall specify in the Invitation and shall otherwise be in such form as the Directors may determine.

5.4	On any occasion on which Invitations are issued, the Directors may in their discretion determine and announce the maximum number of Shares in respect of which Options will be granted in response to Applications made pursuant to the Invitations issued on that occasion.

6.	THE EXERCISE PRICE

6.1	Subject to any adjustment in accordance with Rule 20, the Exercise Price shall be determined by the Directors but shall be not less than 80% (rounded up to the nearest whole penny) of the Market Value on the Invitation Date.

6.2	The Exercise Price shall be the same in relation to all Options granted on the same occasion and, in relation to Subscription Options, shall not (except as mentioned in sub-paragraph (c) of Rule 20.1) be less than the nominal value of a Share.

7.	APPLICATIONS FOR OPTIONS

7.1	Any person to whom an Invitation has been issued may apply for an Option by submitting an Application (which may be in electronic form) to the person specified in the Invitation.

7.2	The Application shall:-

7.2.1	be received at the address stipulated in the Invitation not later than the Application Date;

7.2.2	specify the amount of the savings contributions proposed to be paid each month under the Employee’s Savings Contract (or, if more than one, each such Savings Contract) and authorise the Applicant’s employer (from time to time) to deduct such amount (or such lesser amount as may be determined pursuant to Rule 8) from the Applicant’s pay and pay those deductions to the relevant Savings Body to meet the Applicant’s obligations under the relevant Savings Contract;

7.2.3	if the terms of the Invitation so permit, indicate whether or not the Applicant applies for one or more 3 year Option and/or one or more 5 year Option;

7.2.4	include or be accompanied by an application for a Savings Contract linked to each such Option in a form approved by the Relevant Savings Body;

7.2.5	authorise the transfer and processing of the Applicant’s Personal Data for the purposes of this Plan’s administration;

7.2.6	be duly completed and, if required by the Directors, signed by the Applicant;

7.2.7	include the Applicant’s agreement to be bound by the terms of the Plan;

7.2.8	otherwise comply with any terms and conditions specified in the Invitation;

7.2.9	be subject to the Applicant being an Eligible Employee at the Date of Grant; and

7.2.10	be otherwise in such form as the Directors may determine.

7.3	Subject to Rule 8, the total number of Shares in respect of which any Application shall be deemed to be made shall be the whole number of Shares for which the Acquisition Cost payable would be as nearly as may be equal to, but not exceed, the amount which would be the Repayment Value of the Employee’s Savings Contract if the amount of each of the contributions payable under that Savings Contract (or under each such Savings Contract) was equal to the maximum amount specified by the Applicant in his application.

7.4	If no Application is received by the Application Date, an Invitation shall be deemed to have been declined.

8.	ACCEPTANCE AND SCALING-DOWN OF APPLICATIONS

8.1	Subject to the following provisions of this Rule 8, each Application shall be accepted to the extent of the total number of Shares in respect of which it is made (as mentioned in Rule 7.3).

8.2	If the total number of Shares in respect of which Applications have been made on any occasion would result in any of the limits in Rules 5.4 or 13 being exceeded, the number of Shares in respect of which each Application is accepted shall be reduced in accordance with the following provisions of this Rule 8.

8.3	If the total number of Shares for which Applications are deemed to have been made on any occasion exceeds any of the limits in Rules 5.4 or 13, each Application shall be treated as exclusive of any bonus.

8.4	If, after the application of Rule 8.3, the total number of Shares for which Applications are deemed to have been made on that occasion exceeds any of the limits in Rules 5.4 or 13, and the Invitation included a statement as mentioned in Rule 5.3.7, then subject to Rules 8.9 and 8.10, the number of Shares in respect of which each Application is treated as having been made shall be determined on the basis that the amount of monthly savings contributions under the Savings Contract is reduced to the amount so specified in the Invitation.

8.5	If, after the application of Rule 8.4, the total number of Shares for which Applications are deemed to have been made on that occasion exceeds any of the limits in Rules 5.4 or 13 the number of Shares in respect of which each Application shall be accepted shall be further reduced as follows:-

8.5.1	the reduction shall be as nearly as may be on a proportionate basis, to the extent necessary to ensure that none of the limits in Rules 5.4 or 13 is exceeded and the amount of monthly savings contributions to be made under the Savings Contracts linked to each such Option shall be reduced accordingly; but

8.5.2	the number of Shares for which any Application shall be accepted shall not be reduced below the number for which the Acquisition Cost payable would be as nearly as may be equal to, but not exceed, the Repayment Value of the Employee’s Savings Contract linked to that Option if the monthly savings contributions under each such Savings Contract were £5 or such other minimum amount per month specified in the Invitation (the “Minimum Number of Shares”).

8.6	The provisions of Rule 8.4 shall, if necessary, be applied repeatedly until either none of the limits in Rules 5.4 and/or 13 will be exceeded or the number of Shares for which each Application would be accepted is reduced to the Minimum Number of Shares.

8.7	If, notwithstanding the provisions of Rules 8.2 to 8.6 (inclusive) any one or more of the limits in Rules 5.4 and 13 would still be exceeded, the selection of Applications for acceptance shall be made by the Directors on the basis that each Application (after adjustment as mentioned above) has an equal chance of selection for acceptance.

8.8	If, on any occasion, an Applicant has applied for more than one 3 year Option or 5 year Option, as the case may be, in applying the provisions of this Rule 8 the number of Shares in respect of which Applications have been received from such Applicant for all such 3 year Options (or, as the case may be, all such 5 year Options) shall first be aggregated and treated as if a single Application for such an Option had been received in respect of the aggregate number of such Shares.

8.9	Having, in the case of an Applicant who has applied for more than one 3 year Option (or, as the case may be, more than one 5 year Option) identified the maximum aggregate number of Shares in respect of which such Applications may be accepted (the “Maximum Number of Shares”):-

8.9.1	the Maximum Number of Shares shall be divided by the number of Options for which such Applicant had applied;

8.9.2	the monthly contributions to be made under each Savings Contract for which an Application has been made shall be identified; and

8.9.3	such Applications shall be deemed to have been made, and shall be accepted, on that basis

PROVIDED THAT if in consequence the amount of monthly contributions to be made under any such Savings Contract would be less than the minimum amount specified pursuant to Rule 5.3.5, the number of Savings Contracts for which Applications shall be deemed to have been made, and shall be accepted, shall be reduced so as to ensure that the monthly contributions to be made in each case is not less than that minimum amount.

8.10	As soon as reasonably practicable after the Application Date, the Directors shall:-

8.10.1	determine the maximum number of Shares in respect of which each Application may be accepted; and

8.10.2	cause each Application for a Savings Contract to be submitted to the Relevant Savings Body.

9.	INDIVIDUAL LIMIT ON PARTICIPATION

9.1	The aggregate amount of an Eligible Employee’s or Optionholder’s monthly savings contributions under his Savings Contract, when added to the aggregate amount of his monthly savings contributions under any other Savings Contracts, may not at any time exceed the sum specified in Rule 9.2.

9.2	The sum mentioned in Rule 9.1 is:-

9.2.1	£500 (or such other maximum amount not exceeding the maximum amount per month specified from time to time in paragraph 25(3)(a) of Schedule 3);

9.2.2	such lesser amount specified in the relevant Savings Contract (not exceeding such other maximum amount per month specified from time to time in paragraph 25(3)(a) of Schedule 3); or

9.2.3	such other maximum amount (not exceeding such other maximum amount per month specified from time to time in paragraph 25(3)(a) of Schedule 3) as the Directors may determine

SAVE THAT if on any occasion the Directors shall determine for these purposes a sum (the “new limit”) which is less than the maximum aggregate of the monthly contributions applicable on any previous occasion, that determination shall be made without prejudice to any Option previously granted to an Optionholder or to any Employee’s Savings Contract previously entered into by any Optionholder if the aggregate monthly savings contributions payable by that Optionholder under such Savings Contract would thereby exceed the new limit.

10.	GRANT OF OPTIONS

10.1	Subject to the following provisions of this Rule 10, Options shall be granted within the period of 30 days beginning with the first of the days by reference to which the Exercise Price is determined on any occasion.

10.2	The Directors shall pass a resolution granting an Option to acquire the whole number of Shares as determined for the relevant Application in accordance with Rule 7.3 to each Applicant who is an Eligible Employee. The Date of Grant shall be the date of such resolution.

10.3	If, on any occasion, it is necessary to reduce the number of Shares in respect of which any Applications are accepted, the reference in Rule 10.1 to a period of “30” days shall be read as if it were in reference to “42” days.

10.4	No payment shall be required for the grant of an Option.

10.5	As soon as reasonably practicable after the Date of Grant, the Company shall issue to each Optionholder (or procure the issue of) an Option Certificate in such form as the Directors may determine (which may be an electronic form) which specifies:-

10.5.1	the Date of Grant;

10.5.2	the maximum number of Shares in respect of which the Option is granted;

10.5.3	the Exercise Price; and

10.5.4	whether or not the Shares which may be acquired by the exercise of the Option may be subject to any Restriction and, if so, which gives details of the Restriction.[3]

10.6	No Option may be granted:-

10.6.1	at any time when the grant is prohibited by, or in breach of, any law, regulation with the force of law, rule of an investment exchange on which the Shares are listed or traded or any other non-statutory rule that binds the Company or with which the Directors have resolved to comply; or

10.6.2	after 24 April 2024 but any rights of Optionholders then subsisting shall remain in force.

11.	RELATIONSHIP WITH CONTRACT OF EMPLOYMENT

11.1	The grant of an Option shall not form part of the Optionholder’s entitlement to remuneration or benefits pursuant to his contract of employment. The existence of a contract of employment between any person and the Company or any present or past Subsidiary, Associated Company or Jointly-Owned Company shall not give that person any right or entitlement to have an Option granted to him in respect of any number of Shares or any expectation that an Option might be granted to him, whether subject to any conditions or at all.

11.2	The rights and obligations of an Optionholder under the terms of his contract of employment with the Company or any present or past Subsidiary, Associated Company or Jointly-Owned Company shall not be affected by the grant of an Option or his participation in this Plan.

11.3	Neither the existence of this Plan nor the fact that an individual has on any occasion been granted an Option shall give such individual any right, entitlement or expectation that he has or will in future have any such right, entitlement or expectation to participate in this Plan by being granted an Option on any other occasion.

11.4	The rights or opportunity granted to an Optionholder on the grant of an Option shall not give the Optionholder any rights or additional rights to compensation or damages in consequence of either:-

11.4.1	the Optionholder giving or receiving notice of termination of his office or employment; or

11.4.2	the loss or termination of his office or employment with the Company or any present or past Subsidiary, Associated Company or Jointly-Owned Company for any reason whatsoever whether or not the termination (and/or giving of notice) is ultimately held to be wrongful or unfair.

11.5	An Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option and/or acquire or retain Shares, or any interest in Shares, in consequence of:-

[3]	The requirement to state whether or not there are (and give details of) Restrictions on Shares only applies for Options granted on/after 17 July 2013.

11.5.1	the Optionholder giving or receiving notice of termination of his office or employment (whether or not the termination (and/or giving of notice) is ultimately held to be wrongful or unfair);

11.5.2	the loss or termination of his office or employment with the Company or any present or past Subsidiary, Associated Company or Jointly-Owned Company for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair); or

11.5.3	any other reason.

12.	NON-TRANSFERABILITY OF OPTIONS

12.1	During his lifetime, only the person to whom an Option is granted may exercise that Option.

12.2	An Option shall immediately lapse and cease to be exercisable if the Optionholder:-

12.2.1	transfers or assigns it (other than to his Personal Representatives), mortgages, charges or otherwise disposes of it;

12.2.2	is adjudged bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors under the Insolvency Act 1986;

12.2.3	makes or proposes a voluntary arrangement under the Insolvency Act 1986, or any other plan or arrangement in relation to his debts, with his creditors or any section of them; or

12.2.4	is otherwise deprived (except on death) of the legal or beneficial ownership of the Option by operation of law or doing or omitting to do anything which causes him to be so deprived.

13.	COMPANY LIMITS ON SUBSCRIPTION FOR NEW SHARES

13.1	The Company may issue Shares to the Trustee for the purpose of enabling the Trustee to satisfy any obligations it may have to transfer Shares to Optionholders on the exercise of Options.

10% in 10 year limit for all plans

13.2	The number of Shares in respect of which Subscription Options may be granted on any day, when added to the number of Shares:-

13.2.1	issued under rights to subscribe for Shares; and

13.2.2	in respect of which rights to subscribe for Shares have previously been granted (and which have neither been exercised nor ceased to be exercisable)

pursuant to this Plan and any other employees’ share plan in the period of 10 years preceding that day shall not exceed such number of Shares as represents 10 per cent of the Ordinary Share Capital on that day.

13.3	The total number of Shares over which Options may be granted in response to Applications may not exceed the maximum number of Shares (if any) determined and published by the Directors on any occasion pursuant to Rule 5.4.

13.4	To the extent that the Trustee has purchased Shares to be transferred to Optionholders in satisfaction of any Subscription Options, the Shares over which such Options are held shall be left out of account for the purposes of this Rule 13.

13.5	For the purposes of this Rule 13, references to rights to subscribe for Shares shall:-

13.5.1	if so required in accordance with guidance issued by The Investment Association, be taken to include references to a right to acquire Shares issued or to be issued out of treasury; and

13.5.2	exclude any Options or rights to subscribe for Shares which have in fact been, or will be, satisfied by the transfer of Shares by an existing shareholder (other than the Company itself).

13.6	To avoid double counting, if new Shares have been issued to a Trustee for the purposes of satisfying Options (or rights to subscribe for Shares under any other employees’ share plan), such Shares shall be taken into account for these purposes only when they are made subject to, or used to satisfy, an Option (or a right to subscribe for Shares under any other employees’ share plan).

PART C: EXERCISE OF OPTIONS

14.	EXERCISE OF OPTIONS

General rule

14.1	Subject to the following provisions of this Rule 14 and Rules 16 and 17, an Option shall only be exercisable within the period of 6 months after the Bonus Date. If the Option is not then exercised, it shall lapse and cease to be exercisable at the end of that period.

Reaching specified retiring age without retiring

14.2	For Options granted before 17 July 2013, if, before an Option has lapsed or otherwise been exercised the Optionholder attains age 65 but continues to be an Employee, he may exercise the Option, to the extent permitted by Rule 15.1.2, during the period of 6 months commencing on his attaining age 65.

Employment in Associated Company at Bonus Date

14.3	If, at the Bonus Date, an Optionholder holds an office or employment in a company which is not a Participating Company, but is an Associated Company, then the Optionholder may exercise an Option within the period of 6 months after the Bonus Date. If the Option is not then exercised, it shall lapse and cease to be exercisable at the end of that period.

Plan-related employment ends

14.4	Subject to Rule 14.8, if an Optionholder ceases to be an Employee by reason of:-

14.4.1	injury or disability (evidenced to the satisfaction of the Directors);

14.4.2	dismissal by reason of redundancy (within the meaning of the Employment Rights Act 1996);

14.4.3	retirement[4]

14.4.4	the fact that the office or employment by virtue of which he is eligible to participate in this Plan relates to a business or part of a business which is transferred to a person which is not an Associated Company where the transfer is not a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006[5];

14.4.5	a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006; or

14.4.6	if the Optionholder holds office or is employed in a company which is a Related Company, that company ceasing to be a Related Company by reason of a change of control (as determined in accordance with sections 450 and 451 of the Corporation Tax Act 2010)

[4]	Before Finance Act 2013, retirement under the Plan applied on reaching either age 65 or any other age at which the Optionholder was bound to retire in accordance with the terms of his contract of employment or with the consent of the Directors more than 3 years after the Date of Grant.
[5]	This Rule applied differently to leavers before 6 April 2014.

then (without prejudice to any rights the Optionholder has under the Employee’s Savings Contract to make independent arrangements with the Savings Body to continue to make contributions following cessation of his employment):-

(a)	his Option may be exercised, to the extent permitted by Rule 15.1.2, during the period of 6 months commencing on the date on which the Optionholder ceases to be an Employee;

(b)	to the extent not exercised, the Option shall lapse and cease to be exercisable at the end of the relevant 6 month period; and

(c)	an Option may not in any event be exercised more than 6 months after the Bonus Date.

Death of Optionholder

14.5	For Options granted before 6 April 2014, if an Optionholder dies, his Personal Representatives may exercise an Option:-

14.5.1	if the Optionholder dies before the Bonus Date, to the extent permitted by Rule 15.1.2, during the period of 12 months commencing on the date of his death;

14.5.2	if the Optionholder dies within the period of 6 months after the Bonus Date, during the period of 12 months commencing on the Bonus Date and, if it is not then exercised, the Option shall lapse and cease to be exercisable at the end of the relevant 12 month period.

14.6	For Options granted on/after 6 April 2014, notwithstanding any other provision set out in these rules, except Rules 14.13 and 17, if an Optionholder dies, his Personal Representatives may exercise an Option:-

14.6.1	if the Optionholder dies before the Bonus Date, to the extent permitted by Rule 15.1.2, at any time during the period of 12 months commencing on the date of his death;

14.6.2	if the Optionholder dies within the period of 6 months after the Bonus Date, at any time during the period of 12 months commencing on the Bonus Date and, if it is not then exercised, the Option shall lapse and cease to be exercisable at the end of the relevant 12 month period.

Cessation of Plan-related employment in other circumstances

14.7	Subject to Rule 14.8, if at any time an Optionholder ceases to be an Employee otherwise than as mentioned in Rules 14.4, 14.5 or 14.6 any Option which he holds shall lapse and cease to be exercisable upon cessation.

Time when Plan-related employment ends

14.8	No Optionholder shall be treated for the purposes of Rules 14.2, 14.4, 14.7 or 14.12 as ceasing to be an Employee until he no longer holds any office or employment in a Participating Company or any Related Company.

Early repayment of, or ceasing to make, contributions

14.9	An Option shall immediately cease to be exercisable (unless such Option is then exercisable by reason of this Rule 14 or Rules 16, 17 or 18):-

14.9.1	if an Optionholder obtains repayment of the contributions under a Savings Contract relating to that Option; or

14.9.2	on the seventh occasion on which an Optionholder omits to make payment under the Savings Contract relating to that Option.

No exercise more than 6 months after Bonus Date

14.10	Except as provided in Rules 14.5 and 14.6, no Option shall be capable of being exercised later than 6 months after the Bonus Date.

Exercise once only

14.11	An Option may be exercised once only. If, on exercise, an Option is not exercised to the extent permitted by Rule 15.1, it shall lapse and cease to be exercisable in respect of the balance of the Shares over which it was granted.

Additional requirements

14.12	No Option may be exercised by any Optionholder who is (or at the date of his death was) not an Employee (unless the Option is or was at the date of his death exercisable pursuant to Rules 14.3, 14.4, 14.5, 14.6, 16, 17 and 18).

14.13	No Option may be exercised when prohibited by or in breach of any law or regulation with the force of law, or when prohibited by or in breach of any rule of an investment exchange on which Shares are listed or traded, or any other non-statutory rule that binds the Company or with which the Directors have resolved to comply.

15.	MANNER OF EXERCISE OF OPTIONS

15.1	An Option may only ever be exercised in respect of the following number of Shares:-

15.1.1	if the Option is exercisable pursuant to Rule 14.1, 14.3, 14.5.2 or 14.6.2, the maximum number of Shares over which it subsists; or

15.1.2	if the Option is exercisable pursuant to Rules 14.2, 14.4, 14.5.1, 14.6.1, 16 ,17 or 18:-

(a)	the number of Shares for which the Acquisition Cost payable is most nearly equal to, but does not exceed:-

(i)	the aggregate amount of contributions paid under the Employee’s Savings Contract (excluding the amount of any monthly contribution, the due date of payment of which, is more than one calendar month after the date on which repayment is made under the Employee’s Savings Contract); and

(ii)	the amount of any bonus and interest received or due under the Employee’s Saving Contract as at that date; or

(b)	(if less) the maximum number of Shares in respect of which the Option subsists; or

15.1.3	in either case, such lesser number of Shares as the Optionholder specifies in his notice of exercise pursuant to Rule 15.2.

15.2	An Option shall be exercised by the Optionholder giving written notice (which may be in electronic form) to the Company or to such person at such address as may from time to time be notified to Optionholders which:-

15.2.1	is given at any time when the Option is exercisable;

15.2.2	states that the Option is being exercised in respect of all the Shares in respect of which it is then capable of being exercised or otherwise specifies the number of Shares in respect of which the Option is being exercised in accordance with Rule 15.1;

15.2.3	is accompanied by the Acquisition Cost or a duly completed application to the Relevant Savings Body for payment of the Repayment Value of the Employee’s Savings Contract; and

15.2.4	is in such form and accompanied by such documents as the Directors may determine.

15.3	Where a Trustee has agreed to satisfy Options granted by the Company the monies paid by the Optionholder to exercise that Option shall be paid to the Company as agent for the Trustee unless the relevant Trustee and the Company agree otherwise prior to the exercise of the Option.

15.4	Subject to Rule 15.8, not later than 30 days after the date on which the Company shall have received the Acquisition Cost, the Company shall issue, transfer or procure the issue or transfer to the Optionholder of the number of Shares over which the Option is then exercised and as soon as reasonably practicable thereafter:-

15.4.1	if at that time Shares are listed on the Official List, procure that Shares allotted to the Optionholder are admitted to the Official List; and

15.4.2	issue, or procure the issue of, a definitive share certificate or such other acknowledgement of shareholding as is prescribed from time to time in respect of the Shares so allotted or transferred.

15.5	If the amount received by the Company is greater than the Acquisition Cost of the Shares in relation to which the Optionholder has served a notice of exercise under Rule 15.2, the Company shall procure repayment of the excess amount to the Optionholder.

15.6	The Company may, if the Optionholder so requests in writing, allot and issue or transfer some or all of the Shares to:-

15.6.1	a nominee of the Optionholder (provided that beneficial ownership of such Shares shall be vested in the Optionholder);

15.6.2	to an account manager (or his nominee) of an individual savings account on terms that the Shares shall be in the beneficial ownership of the Optionholder notwithstanding that title to such Shares shall be vested in the account manager or his nominee or jointly in one of them and the Optionholder; or

15.6.3	to the trustee or manager of a defined contribution pension scheme registered within the meaning of section 150(2) of the Finance Act 2004 (which may include a stakeholder pension scheme)

and for the purposes of Rule 15.6.2, the terms ‘account manager’ and ‘individual savings account’ shall have the meanings they bear in the Individual Savings Account Regulations 1998 (SI 1998/1870).

15.7	All Shares allotted or transferred on the exercise of any Option shall rank equally in all respects with the Shares then in issue, except for any rights attaching to such Shares by reference to a record date prior to the date of such allotment or transfer.

15.8	The allotment or transfer of Shares on the exercise of an Option shall be subject to the Articles of Association of the Company and to any necessary consents of any governmental or other authorities (whether in the United Kingdom or elsewhere) under any enactments or regulations from time to time in force. It shall be the responsibility of the Optionholder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

PART D: CORPORATE TRANSACTIONS

16.	RECONSTRUCTION

16.1	If the court sanctions a compromise or arrangement under section 899 of the Companies Act 2006 applicable to or affecting:-

16.1.1	all the ordinary share capital of the Company or all the shares of the same class as the Shares; or

16.1.2	all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 SAYE Option Scheme, the Directors shall forthwith notify every Optionholder and Options may be exercised (to the extent permitted by Rule 15.1.2):-

(a)	subject to Rule 16.1.2(b), within one month of such notification; or

(b)	if, in consequence of a person obtaining Control of the Company as a result of such a compromise or arrangement, the shares in the Company to which an Option relates no longer meet the requirements of Part 4 of Schedule 3, no later than 20 days after the Relevant Date, notwithstanding that the shares no longer meet those requirements

PROVIDED THAT

(i)	in any event, Options are not exercised more than 6 months after the Bonus Date;

(ii)	Options are not exercised more than 6 months after the date on which the court sanctions the compromise or arrangement as mentioned above; and

(iii)	to the extent not exercised, the Option shall lapse and cease to be exercisable at the end of the relevant period for exercise as set out above and shall only remain in existence for the purpose of forming the subject of an offer (if any) made pursuant to Rule 19.1 and shall lapse on the expiry of the “appropriate period” as defined in Rule 19.2 if such offer is made but is not accepted by the Optionholder.

16.2	In addition to Rule 16.1, an Option which is exercised no earlier than 20 days before the relevant date (as referred to in paragraph 37(4) of Schedule 3) is to be treated as if it had been exercised in accordance with Rule 16.1.2(a) PROVIDED THAT any such exercise in anticipation shall be treated as having had no effect if the relevant date (as referred to in paragraph 37(4) of Schedule 3) does not fall within the period of 20 days beginning with the date on which the Option is exercised.[6]

17.	WINDING-UP

17.1	If notice is given to the holders of Shares of a resolution for the voluntary winding-up of the Company, each Optionholder shall be entitled to exercise his Option, to the extent permitted by Rule 15.1.2, at any time within the period of 6 months commencing on the date on which the resolution is passed (but not in any event more than 6 months after the Bonus Date).

17.2	All Options shall immediately lapse and cease to be exercisable upon the commencement of a winding-up of the Company.

[6]	As at 7 April 2015, HMRC guidance indicates that Rule 16.2 will only apply to Options granted on/after 7 April 2015.

18.	CHANGE OF CONTROL

18.1	If, as a result of either:-

18.1.1	a general offer to acquire the whole of the Ordinary Share Capital (whether excluding or including any Shares held in treasury but disregarding any shares owned by the offeror or a person connected to the offeror) which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

18.1.2	a general offer to acquire all the shares in the Company of the same class as the Shares (disregarding any shares owned by the offeror or a person connected to the offeror)

the Company shall come under the Control of another person:-

(a)	the Directors shall as soon as reasonably practicable thereafter notify every Optionholder accordingly;

(b)	the Optionholder shall be entitled to exercise his Option, to the extent permitted by Rule 15.1.2:-

(i)	subject to Rule 18.1.2(b)(ii), within 6 months of the date when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied; or

(ii)	if, in consequence of the Company coming under the Control of such other person, the shares in the Company to which an Option relates no longer meet the requirements of Part 4 of Schedule 3, no later than 20 days after the Relevant Date, notwithstanding that the shares no longer meet those requirements

PROVIDED THAT

(1)	in any event, Options are not exercised more than 6 months after the Bonus Date;

(2)	Options are not exercised more than 6 months after the date when the person making the offer has obtained Control of the Company and any condition to which the offer is made has been satisfied; and

(3)	the extent not exercised, the Option shall lapse and cease to be exercisable at the end of the relevant period for exercise as set out above and shall only remain in existence for the purpose of forming the subject of an offer (if any) made pursuant to Rule 19.1 and shall lapse on the expiry of the “appropriate period” as defined in Rule 19.2 if such offer is made but is not accepted by the Optionholder.

18.2	For the purposes of Rule 18.1:-

18.2.1	“connected” has the meaning given in section 718 ITEPA; and

18.2.2	it does not matter if the general offer is made to different shareholders by different means.

18.3	If at any time any person becomes entitled or bound to acquire shares in the Company under Sections 979 to 982 or 983 to 985 (inclusive) of the Companies Act, the Optionholder shall be entitled to exercise his Option, to the extent permitted in Rule 15.1.2:-

18.3.1	subject to Rule 18.3.2, at any time when that person remains so entitled or bound; or

18.3.2	if, in consequence of a person who is so entitled or bound obtaining Control of the Company, the shares in the Company to which an Option relates no longer meet the requirements of Part 4 of Schedule 3, no later than 20 days after the Relevant Date, notwithstanding that the shares no longer meet those requirements

PROVIDED THAT

(a)	in any event Options are not exercised more than 6 months after the Bonus Date;

(b)	Options are only exercised at a time when such person remains so entitled or bound; and

(c)	to the extent not exercised, the Option shall lapse and cease to be exercisable at the end of the relevant period for exercise as set out above and shall only remain in existence for the purpose of forming the subject of an offer (if any) made pursuant to Rule 19.1 and shall lapse on the expiry of the “appropriate period” as defined in Rule 19.2 if such offer is made but is not accepted by the Optionholder.

18.4	In addition to Rules 18.1 and 18.3, an Option which is exercised no earlier than 20 days before, as appropriate:-

18.4.1	the relevant date as referred to in paragraph 37(2) of Schedule 3; or

18.4.2	the date on which any person becomes entitled or bound to acquire shares as mentioned in Rule 18.3 is to be treated as if it had been exercised in accordance with Rule 18.1.2(b)(i) or 18.3.1 (as the case may be) PROVIDED THAT any such exercise in anticipation of the relevant event shall be treated as having had no effect if, as appropriate:-

(a)	the relevant date as referred to in paragraph 37(2) of Schedule 3 does not fall within the period of 20 days beginning with the date on which the Option is exercised; or

(b)	the person does not become entitled or bound to acquire shares in the Company by the end of the period of 20 days beginning with the date on which the Option is exercised.[7]

19.	OPTION ROLLOVER

19.1	If any company (in this Rule referred to as the “acquiring company”):-

19.1.1	obtains Control of the Company as mentioned in Rule 18.1;

19.1.2	obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court made under Section 899 of the Companies Act; or

19.1.3	becomes bound or entitled to acquire shares in the Company under Sections 979 to 982 or 983 to 985 (inclusive) of the Companies Act an Optionholder may, at any time within the “appropriate period” as mentioned in Rule 19.2, by agreement with the acquiring company, release his rights under his Option in consideration of the grant to him of rights to acquire shares in the acquiring company or any other company falling

[7]	As at 7 April 2015, HMRC guidance indicates that Rule 18.4 will only apply to Options granted on/after 7 April 2015.

within sub-paragraphs (b) and (c) of paragraph 18 of Schedule 3 (read and construed as if references in those provisions to the Company were references to the acquiring company) PROVIDED THAT:-

(a)	such rights will be exercisable only in accordance with the provisions of this Plan as it had effect immediately before the release of the rights referred to above (read and construed as mentioned in Rule 19.3);

(b)	the shares to which the new rights relate satisfy the provisions of paragraphs 18 to 20 (inclusive) and 22 of Schedule 3;

(c)	the total market value, immediately before such release, of the Shares over which the Option then subsists is substantially the same as the total market value, immediately after such grant, of the shares over which new rights are granted to the Optionholder provided that the market value of shares subject to a Restriction is to be determined as if they were not subject to the Restriction, and for the purposes of this Rule 19.1.3(c), market value shall be determined using a methodology agreed by HMRC; and

(d)	the total amount payable by the Optionholder for the acquisition of shares on exercise of the new rights is substantially the same as the total amount that would have been payable for the acquisition of Shares on exercise of the Option.

19.2	In Rule 19.1 the “appropriate period” means:-

19.2.1	in a case falling within Rule 19.1.1, the period of 6 months beginning with the time when the person making the offer has obtained Control of the Company and any condition or conditions subject to which the offer is made has or have been satisfied or waived;

19.2.2	in a case falling within Rule 19.1.2, the period of 6 months beginning with the time when the court sanctions the compromise or arrangement; and

19.2.3	in a case falling within Rule 19.1.3, the period during which the acquiring company remains bound or entitled as mentioned in that Rule.

19.3	For the purposes mentioned in sub-clause 19.1.3(a) of the provisos to Rule 19.1, the provisions of this Plan shall be read and construed as if:-

19.3.1	references to “the Company”, except for the purposes of the definition of Participating Company and Rule 21.1, were references to the company in respect of whose shares the new rights are granted;

19.3.2	references to “Shares”, were references to such shares;

19.3.3	references to “Option”, were references to such rights;

19.3.4	references to “Optionholder”, were references to the persons to whom such rights are granted;

19.3.5	references to “Ordinary Share Capital”, were references to the ordinary share capital (other than fixed rate preference shares) of such company;

19.3.6	references to “the Directors”, except for the purposes of Rule 21.1, were references to the directors of such company; and

19.3.7	references to “the Exercise Price”, were references to the price per share payable upon the exercise of such new rights.

19.4	Rights granted pursuant to Rule 19.1 shall be regarded for the purposes of the SAYE Code and for the purposes of the subsequent application of the provisions of this Plan as having been granted on the Date of Grant of the corresponding rights released as mentioned in Rule 19.1.

19.5	For the purposes of Rules 18 and 19 a person shall be deemed to have Control of a company if he and others acting in concert with him have together obtained Control of it.

19.6	For the avoidance of doubt, an event causing the release and grant of rights pursuant to Rule 19.1 will not trigger the exercise of those new rights in accordance with either of Rules 16 or 18.

PART E: AMENDMENTS

20.	VARIATION OF SHARE CAPITAL

20.1	If the Ordinary Share Capital is increased or altered by way of a capitalisation or rights issue, sub-division, consolidation, reduction or there is any other variation in the share capital of the Company, the Directors may make such adjustment as they consider appropriate:-

20.1.1	to the number or description of Shares subject to any Option; and/or

20.1.2	to the Exercise Price; and/or

20.1.3	where an Option has been exercised but no Shares have been allotted or transferred in accordance with Rule 15.4, to the number or description of Shares which may be so allotted or transferred and the Acquisition Cost in relation to such Shares

PROVIDED THAT:-

(a)	except insofar as the Directors (on behalf of the Company) agree to capitalise the Company’s reserves and apply the same at the time of exercise in paying up the difference between the Exercise Price and the nominal value of the Shares, the Exercise Price of any Subscription Option shall not be reduced below a Share’s nominal value;

(b)	the number of Shares as so adjusted has been rounded down to the nearest whole number;

(c)	the total Market Value of the Shares over which the Option subsists is substantially the same immediately before and immediately after the adjustment;

(d)	the total amount payable on the exercise of any Option in full is substantially the same immediately before and immediately after the adjustment; and

(e)	if it is intended that this Plan shall continue to be a Schedule 3 SAYE Option Scheme, no adjustment shall be made which would result in the requirements of Schedule 3 not being met in relation to an Option.[8]

20.2	The Directors shall notify every Optionholder affected by an adjustment under Rule 20.1 as soon as reasonably practicable after making the adjustment. The Directors shall deliver, or procure the delivery of, a revised Option Certificate to any Optionholder who asks for an amended Option Certificate.

21.	ALTERATION OF THE PLAN

21.1	The Directors may at any time alter or add to any of the provisions of this Plan in any respect PROVIDED THAT:-

21.1.1	if it is intended that this Plan shall continue to be a Schedule 3 SAYE Option Scheme, no alteration or addition to a Key Feature shall take effect which would result in the requirements of Schedule 3 not being met in relation to an Option; or

21.1.2	no alteration or addition shall be made to the advantage of existing or new Optionholders to the provisions relating to eligibility to participate, the overall limitations on the issue of new Shares, the individual limitations on Option grants under this Plan, the basis for

[8]	Finance Act 2014 removed the requirement for HMRC to approve variations in these circumstances, however HMRC guidance (ESSUM 35160) still states that: “where there is a variation in the share capital of the company, the agreement of HMRC’s Shares & Assets Valuation must be secured”.

determining Optionholders’ rights to acquire Shares, the adjustment of such rights in the event of variation of the Ordinary Share Capital or this Rule 21 without the prior approval by ordinary resolution of the shareholders of the Company SAVE THAT the provisions of this Rule 21.1.2 shall not apply to the extent that the alteration or addition is in the opinion of the Directors:-

(a)	a minor amendment which is necessary or appropriate to benefit the administration of this Plan;

(b)	to take account of any change in legislation;

(c)	to ensure that the Plan complies with the requirements of Schedule 3; or

(d)	to obtain or maintain favourable tax, exchange control or regulatory treatment for existing or new Optionholders, the Company, any Related Company or any Associated Company.

21.2	Details of any alteration or addition shall be given to any affected Optionholder as soon as reasonably practicable.

21.3	No alteration or addition shall be effective which would materially prejudice the interests of Optionholders in relation to Options already granted to them unless the sanction of Optionholders has been obtained in accordance with the provisions for the alteration of class rights contained in the Articles of Association of the Company for the time being for which purpose an Optionholder shall be regarded as holding the number of Shares comprised in Options granted to him remaining capable of being exercised.

21.4	An Extraordinary Resolution of a meeting of Optionholders held in accordance with Rule 21.3 shall have the power to sanction any compromise or arrangement affecting Options or the rights thereunder and shall be binding on all Optionholders.

PART F: MISCELLANEOUS

22.	SERVICE OF DOCUMENTS

22.1	Except as otherwise provided in this Plan, any notice or document to be given by, or on behalf of any person to any Employee or Optionholder in accordance or in connection with this Plan may be given by hand or sent by post to that person’s work or home postal address (as last known to the Company to be his address) or given electronically. Subject to Rule 22.4, any notice or document given in accordance with this Rule 22.1 shall be deemed to have been given:-

22.1.1	upon delivery if delivered by hand;

22.1.2	if sent by first class post, on the day after posting and if sent by second class post on the second day after posting; or

22.1.3	at the time of transmission if sent electronically.

22.2	Any notice or document so sent to an Employee or Optionholder shall be deemed to have been duly given notwithstanding that such Employee or Optionholder is then deceased (and whether or not the Company has notice of his death) except where his Personal Representatives have supplied to the Company an alternative address to which documents are to be sent.

22.3	Any notice or document to be submitted or given to the Company, the Directors, the Trustee, the Savings Contract operator or any administrator of this Plan in accordance or in connection with this Plan may be given by hand, sent by post, facsimile transmission or electronically but shall not in any event be duly given unless it is in the form specified and it is actually received (or, in the case of an e-mail, opened) by the individual at the relevant recipient from time to time nominated for the purposes of receiving notices or documents under this Plan and whose name and address is notified to Employees and/or Optionholders, as appropriate.

22.4	For the purposes of this Plan, an e-mail shall be treated as not having been duly sent or received if the recipient of such e-mail notifies the sender that it has not been opened because it contains, or is accompanied by a warning or caution that it could contain or be subject to, a virus or other computer programme which could alter damage or interfere with any computer software or e-mail.

22.5	References in these rules to notifications being made, or notices or documents being given, electronically include those:-

22.5.1	sent by SMS text message (to the telephone number last known by the sender to be the person’s telephone number);

22.5.2	sent by e-mail (to the address last known by the sender to be the person’s email address); and

22.5.3	posted on an internal/external portal to which the Employee or Optionholder has access.

23.	DATA PROTECTION

23.1	In accepting the grant of an Option, the Optionholder shall agree and consent to:-

23.1.1	the collection, holding, use, processing and transfer of his Personal Data by any member of the Group, any Associated Company or Jointly-Owned Company, the Trustee, any third party administrator of the Plan and the Company’s brokers or registrars;

23.1.2	any member of the Group, any Associated Company or Jointly-Owned Company, the Trustee, any third party administrator of the Plan and the Company’s brokers or registrars transferring the Optionholder’s Personal Data amongst themselves for the purposes of implementing, administering and managing this Plan and the grant of Options and the acquisition of Shares pursuant to Options;

23.1.3	the use of Personal Data by any such person for any such purposes;

23.1.4	the transfer to, and retention of, Personal Data by third parties (whether or not any such third party is situated outside the European Economic Area) for or in connection with such purposes; and

23.1.5	transferring the Optionholder’s Personal Data to a bona fide prospective buyer (or the prospective buyer’s advisers) of the Company or his employing company or business unit provided that the prospective buyer (and its advisers) irrevocably agree to use the Personal Data only in connection with the proposed transaction and in accordance with the data protection principles set out in the Data Protection Act 1998.

24.	OBLIGATION TO ENSURE SUFFICIENT AUTHORISED SHARES

24.1	The Company shall ensure that any necessary authorisations are or will be in place at the relevant time to allow the issue of sufficient Shares to satisfy the exercise in full of all Subscription Options for the time being capable of being exercised.

24.2	No Option to purchase existing Shares shall be granted by any person unless that person beneficially owns the Shares at the Date of Grant or the Directors are satisfied that sufficient Shares will be made available to satisfy the exercise in full of all Options granted or to be granted by that person.

24.3	The Company may issue Shares, and grant rights to acquire Shares, to a Trustee for the purpose of enabling the Trustee, in the exercise of its powers to transfer or procure the issue or transfer of Shares on the exercise of Options PROVIDED THAT any Shares issued or in respect of which rights to subscribe are granted by the Company (and which, if not exercised, do not lapse) shall count in applying the overall limitations on the issue of Shares imposed by Rule 13.

25.	JURISDICTION

25.1	This Plan and any Option shall be governed by, and construed in all respects in accordance with, English law.

25.2	The courts of England shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning an Option and any matter arising from or in relation to this Plan.

26.	THIRD PARTY RIGHTS

Except as otherwise expressly stated to the contrary, neither this Plan nor the Contracts (Rights of Third Parties) Act 1999 shall have the effect of giving any third party any rights under this Plan and that Act shall not apply to this Plan nor to any Option.